EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-211800, 333-211799, 333-65684, 333-83175) on Form S-8 and (No. 333-222356) on Form S-4 of Old Point Financial Corporation and Subsidiaries of our report dated March 18, 2019, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Old Point Financial Corporation and Subsidiaries for the year ended December 31, 2018.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 18, 2019